FXCM INC.
2010 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
This Restricted Stock Unit Award Agreement (this "Agreement") is made and entered into as of the date set forth on the signature page hereto (the "Grant Date") by and between FXCM Inc., a Delaware corporation (the "Company") and the individual named on the signature page hereto (the "Participant").
R E C I T A L S:
WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and
WHEREAS, the Committee (as defined in the Plan) has determined that it would be in the best interests of the Company and its stockholders to grant Restricted Stock Units (as defined below) provided for herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter
1.Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
(a)    Account shall mean a separate account maintained for the Participant on the books and records of the Company.
(b)    Administrator shall mean UBS Financial Services, Inc., or such other entity as the Company may designate from time to time.
(c)    Cause shall mean “Cause” as defined in any employment, severance protection or similar agreement then in effect between the Participant and any entity that is a member of the Company Group or, if no such agreement containing a definition of “Cause” is then in effect or if such term is not defined therein, “Cause” shall mean a termination of employment of the Participant by any entity that is a member of the Company Group due to (i) the Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates, (ii) the Participant’s continued failure to substantially perform his duties to any entity that is a member of the Company Group, (iii) the Participant’s repeated dishonesty in the performance of his duties to any entity that is a member of the Company Group, (iv) the Participant’s commission of an act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) crime involving moral turpitude, or (z) offense that could result in a jail sentence of at least 30 days, (v) the Participant’s engagement in conduct or activities that materially violate any applicable governmental or quasi-governmental regulation involving securities, (vi) the violation by the Participant of a written company policy regarding employment, including substance abuse, sexual harassment or discrimination, or the Company’s insider trading policy, or (vii) the material breach by the Participant of any of the provisions of any agreement between the Participant, on the one hand, and any entity that is a member of the Company Group, on the other hand. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement.
(d)    Share shall mean the Class A Common Stock of the Company, par value $0.01 per share.
(e)    Company Group shall mean the Company and its Subsidiaries.
(f)    Competing Business shall mean the retail and institutional foreign currency exchange industry.
(g)    Consultant shall mean any individual who is engaged by the Company or any Affiliate to render consulting or advisory services.
(h)    Continuous Service shall mean that the Participant’s service with the Company or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Company to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
(i)    Director shall mean a member of the Board.
(j)    Employee shall mean any person, including an Officer or Director, employed by the Company or an Affiliate; provided, that, for purposes of determining eligibility to receive Restricted Stock Units, an Employee shall mean an employee of the Company or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.
(k)    Good Reason shall mean “Good Reason” as such term may be defined in any employment, severance protection or similar agreement then in effect between the Participant and any entity that is a member of the Company Group, or, if there is no such agreement or such term is not defined therein, “Good Reason” shall mean, without the Participant’s consent, a change by the applicable entity that is a member of the Company Group in the Participant’s duties and responsibilities which is materially inconsistent with the Participant’s position at the applicable entity that is a member of the Company Group, or a material reduction in the Participant’s annual base salary (excluding any reduction in the Participant’s salary that is part of a plan to reduce salaries of comparably situated employees of any entity that is a member of the Company Group generally); provided that, notwithstanding anything to the contrary in the foregoing, the Participant shall only have “Good Reason” to terminate employment following the applicable entity’s failure to remedy the act which is alleged to constitute “Good Reason” within fifteen (15) business days following such entity’s receipt of written notice from the Participant specifying such act, so long as such notice is provided within thirty (30) business days after such event has first occurred.
(l)    Plan shall mean the FXCM Inc. 2010 Long-Term Incentive Plan, as it may be amended or supplemented from time to time.
(m)    Restricted Stock Units shall mean the Restricted Stock Units granted with respect to which the terms and conditions are set forth in this Agreement.
(n)    Tax Related Items shall mean any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant.
(o)    Vested Portion shall mean at any time, the portion of the Restricted Stock Units which has become vested, as described in this Agreement.
(p)    Vesting Schedule shall mean the vesting schedule of the Restricted Stock Units at the times set forth on the signature page hereto.
2.    Grant of Restricted Stock Units.
(a)    This Agreement and the Restricted Stock Units granted herein shall be subject to the Plan. The terms of the Plan are incorporated into this Agreement by reference. If there is a conflict or an inconsistency between the Plan and this Agreement, the Plan shall govern. Each Restricted Stock Unit granted herein represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement and the Plan.
(b)    Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units specified on the signature page of this Agreement. The Restricted Stock Units shall be credited to the Account.
3.    Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.
4.    Terms and Conditions. All of the Restricted Stock Units shall initially be unvested.
(a)    Vesting. Subject to the Participant’s Continuous Service through the applicable vesting date, the Restricted Stock Units shall vest at the times set forth on the signature page hereto.
(b)    Settlement. Restricted Stock Units not previously forfeited shall be settled on the earlier of the applicable vesting date under the Vesting Schedule or the date of termination under this Agreement by delivery of one Share for each Restricted Stock Unit being settled or, if determined by the Committee in its sole discretion, by a payment of cash equal to the Fair Market Value of one Share.
(c)    Forfeiture; Termination of Employment; Agreement to Reimburse. If the Participant’s Employment terminates for any reason, the Participant shall forfeit any and all Restricted Stock Units which have not vested as of the date of such termination and such units shall revert to the Company without consideration of any kind.
(i)    Notwithstanding anything to the contrary in this Agreement, (x) in the event of the termination of the Participant’s Employment (i) by any entity that is a member of the Company Group without Cause (other than due to death or Disability) or (ii) by the Participant for Good Reason, in each case, within the two (2) year period following a Change in Control, the Restricted Stock Units shall, to the extent not then vested or previously forfeited or cancelled, become fully vested effective as of the termination date and (y) in the event of the termination of the Participant’s Employment due to death or Disability, the Participant shall be deemed vested in any portion of the Restricted Stock Units that would otherwise have vested within 12 months following such termination of Employment.
(ii)    If you have been terminated for Cause, any unvested Restricted Stock Units shall be immediately rescinded and, in addition, you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said shares) you received for Restricted Stock Units that vested during the period six (6) months prior to your termination of Employment through the date of termination of Employment.
(iii)    If, after your termination of Employment, the Committee determines in its sole discretion that while you were a Company or Affiliate employee you engaged in activity that would have constituted grounds for the Company or Affiliate to terminate your employment for Cause, then you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said shares) you received for Restricted Stock Units that vested during the period six (6) months prior to your termination of Employment through the date of termination of Employment.
(iv)    If the Committee determines, in its sole discretion, that at any time after your termination of Employment and prior to the second anniversary of your termination of Employment you (i) disclosed business confidential or proprietary information related to any business of the Company or Affiliate or (ii) have entered into an employment or consultation arrangement (including any arrangement for employment or service as an agent, partner, stockholder, consultant, officer or director) with any entity or person engaged in a Competing Business and (A) such employment or consultation arrangement would likely (in the Committee’s sole discretion) result in the disclosure of business confidential or proprietary information related to any business of the Company or an Affiliate to a business that is competitive with any Company or Affiliate business as to which you have had access to business strategic or confidential information, and (B) the Committee has not approved the arrangement in writing, then you hereby agree and promise immediately to deliver to the Company the number of Shares (or, in the discretion of the Committee, the cash value of said shares) you received for Restricted Stock Units that vested during the period six (6) months prior to your termination of Employment through the date of termination of Employment.
5.    Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, until such time as the Restricted Stock Units are settled in accordance with this Agreement, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant's rights to such units shall immediately terminate without any payment or consideration by the Company.
6.    No Rights as Shareholder.
(a)    The Participant shall not have dividend, voting or any other rights of a shareholder with respect to the Shares underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such Shares.
(b)    Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the Shares underlying the Restricted Stock Units unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including dividend and voting rights).
7.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant's Continuous Service at any time, with or without Cause.
8.    Adjustments. If any change is made to the outstanding Shares or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by the Plan.
9.    Tax Liability and Withholding.
(a)    Regardless of any action the Company and/or the Subsidiary employing the Participant take with respect to Tax-Related Items, the Participant hereby acknowledges that the ultimate liability for all Tax-Related Items with respect to the Participant’s grant of Restricted Stock Units, vesting of the Restricted Stock Units, or the issuance of Shares (or payment of cash, as applicable) in settlement of vested Restricted Stock Units is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company. The Participant further acknowledges that the Company (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the issuance of Shares of in settlement of the Restricted Stock Units, the subsequent sale of Shares acquired at vesting and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. Unless the Participant chooses to satisfy all Tax-Related items in accordance with Section 9(c) below, the Participant hereby authorizes the Company, or their respective agents, in their sole discretion and without any notice to or authorization by the Participant, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:
(i)    withholding from proceeds of the sale of Shares of issued in settlement of the vested Restricted Stock Units, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), to the extent and in the manner permitted by all applicable securities laws, including making any necessary securities registration or taking any other necessary actions; or
(ii)    withholding in Shares to be issued in settlement of the vested Restricted Stock Units that number of whole Shares the fair market value of which (determined by reference to the closing price of the Shares on the principal exchange on which the Shares trade on the date the withholding obligation arises, or if such date is not a trading date, on the next preceding trading date) is equal to the aggregate withholding obligation as determined by the Company with respect to such grant of Restricted Stock Units.
(c)     At any time not less than three (3) business days prior to the relevant taxable or tax withholding event, as applicable, the Participant may elect to satisfy all Tax-Related Items by delivering to the Administrator an amount, by such means as the Company and/or the Administrator may establish or permit, that the Company determines is sufficient to satisfy the Participant's Tax-Related Items.
(d)    To avoid unfavorable accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the Company satisfies the withholding obligation for Tax-Related Items by withholding a number of Shares being issued under the Award as described above, the Participant hereby acknowledges that, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the grant of Restricted Stock Units, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Participant’s participation in the Plan. In the event the Tax-Related Items withholding obligation would result in a fractional number of Shares to be withheld by the Company, such number of Shares to be withheld shall be rounded up to the next nearest number of whole Shares. If, due to rounding of Shares, the value of the number of Shares retained by the Company pursuant to this provision is more than the amount required to be withheld, then the Company may pay such excess amount to the relevant tax authority as additional withholding with respect to the Participant. Finally, the Participant hereby acknowledges that the Participant is required to pay to the Company any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the grant, vesting of the Participant’s Restricted Stock Units, or the issuance of Shares in settlement of vested Restricted Stock Units that cannot be satisfied by the means previously described. The Participant hereby acknowledges that the Company may refuse to issue or deliver the Shares in settlement of the vested Restricted Stock Units, or to deliver the proceeds of the sale of Shares issued in settlement of the vested Restricted Stock Units, to the Participant if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items. The Participant shall have no further rights with respect to any Shares that are retained by the Company pursuant to this provision, and under no circumstances will the Company be required to issue any fractional Shares.
10.    Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
11.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
12.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.
13.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
14.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
15.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
16.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant's employment with the Company.
17.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant's material rights under this Agreement without the Participant's consent.
18.    Section 409A. This Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
19.    No Impact on Other Benefits. The value of the Participant's Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
21.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

FXCM INC.

By_________________________________

Its _________________________________

[ ]

____________________________________

The Grant Date is _________
The number of Restricted Stock Units granted: ___________
Twenty-five percent (25%) of the Restricted Stock Units (rounded up to the nearest whole number) shall vest on the first anniversary of the date of this Agreement and on each of the next three (3) successive anniversaries thereof unless previously vested or forfeited in accordance with the Plan or this Agreement

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